SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549


                                  FORM 8-K

                               CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               March 10, 1998
             (Date of Report - Date of earliest event reported on)

                             COMMUNITY BANCORP.



      Vermont                    0-16435               03-0284070
(State of Incorporation)  (Commission File Number)  (IRS Employer
                                                      Identification No.)


     Derby Road, Derby, Vermont                         05829
(Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number:  (802) 334-7915

                              Not Applicable
      (Former name, former address, if changed since last report)


Item 5. Other Events. On March 10, 1998, the Board of Directors of Community Bancorp. approved a two for one stock split to be accomplished by a 100% stock dividend payable June 1, 1998 to shareholders of record as of May 15, 1998, contingent upon the approval by the Company's shareholders of a proposal to increase the number of shares the Company may issue. The Press Release announcing this event is incorporated in this filing as Exhibit 1.


Item 7.  Exhibits

		Exhibit 1 - Press release announcing the two for one stock split.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  COMMUNITY BANCORP.

DATED:  March 17, 1998                            /s/ Stephen P. Marsh
                                                  Stephen P. Marsh,
                                                  Vice President & Treasurer


                            EXHIBITS

                                                                  Exhibit 1


            COMMUNITY BANCORP. ANNOUNCES CASH DIVIDEND
                        AND STOCK SPLIT


     Community Bancorp., the parent company of Community National Bank, has declared a cash dividend of thirty cents per share payable May 1st to shareholders of record as of April 15th.

     The Company also announced a two for one stock split to be accomplished by a 100% stock dividend payable June 1, 1998 to shareholders of record as of May 15, 1998, contingent upon the approval by the Company's shareholders of a proposal to increase the number of shares the Company may issue. This proposal which is contained in an amendment to the Company's Articles of Association, will be voted on at the annual shareholders' meeting to be held on May 5, 1998.

     In other business, the Board of Directors established the record date for the annual meeting to be March 10, 1998. As of that date, the Company had 1,519,034 shares outstanding of the 2,000,000 currently authorized.

     Community Bancorp. is a bank holding company which owns Community National Bank in Derby, Vermont and recently acquired the Liberty Savings Bank charter in New Hampshire.